UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
April 7, 2015 (April 1, 2015)

______________________

BREITBURN ENERGY PARTNERS LP

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, on March 27, 2015, Breitburn Energy Partners LP (the “Partnership”), a Delaware limited partnership, entered into a purchase agreement (the “Preferred Unit Purchase Agreement”) with EIG Redwood Equity Aggregator, LP (“EIG Equity”) and ACMO BBEP Corp. (together with EIG Equity, the “Preferred Unit Purchasers”), pursuant to which the Partnership agreed to sell $350 million in aggregate amount of the Partnership’s Series B Perpetual Convertible Preferred Units (the “Series B Preferred Units”) representing limited partner interests in the Partnership to the Preferred Unit Purchasers at an issue price to the Preferred Unit Purchasers of $7.50 per unit in a private placement (the “Preferred Private Placement”) exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Series B Preferred Units have not been registered under the Securities Act or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The transaction is expected to close on or about April 8, 2015, subject to certain previously reported closing conditions, including the receipt of an amendment to the Partnership’s bank credit facility and the concurrent closing of the issuance and sale of $650 million in aggregate amount of 9.25% Senior Secured Second Lien Notes due 2020 of the Partnership.

The Preferred Unit Purchase Agreement provides that in connection with the closing of the Preferred Private Placement, the Partnership will enter into a Third Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement Amendment”), a form of which is attached as Exhibit D to the Preferred Unit Purchase Agreement, which is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K dated March 27, 2015 and filed on April 2, 2015 and incorporated by reference herein. On April 1, 2015, the Board of Directors of Breitburn GP LLC, the general partner of the Partnership, approved the Partnership Agreement Amendment for the purpose of defining the preferences, rights, powers and duties of holders of Series B Preferred Units; provided, however, that the Partnership Agreement Amendment shall only be effective and the Partnership Agreement shall only be deemed to be amended concurrent with the closing of the Preferred Private Placement.

The Series B Preferred Units will pay monthly distributions at a rate equal to 8% per annum, payable in cash or additional Series B Preferred Units at the Partnership’s option for the first three years, and in cash thereafter. After three years, the Series B Preferred Units will be convertible at the option of the holder, and earlier in certain limited circumstances. After three years, the Series B Preferred Units will be convertible by the Partnership under certain circumstances. The Series B Preferred Units will vote on an as-converted basis with the Partnership’s common units and will have certain other class voting rights.

The foregoing description of the Partnership Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Partnership Agreement Amendment, a form of which is attached as Exhibit D to the Preferred Unit Purchase Agreement, which is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K dated March 27, 2015 and filed on April 2, 2015 and incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Document

3.1	Form of Third Amended and Restated Agreement of Limited Partnership of the Partnership, which is attached as Exhibit D to the Series B Preferred Unit Purchase Agreement, dated as of March 27, 2015, among Breitburn Energy Partners LP, EIG Redwood Equity Aggregator, LP, and ACMO BBEP Corp., (incorporated by reference to Exhibit 10.1 to the Partnership’s Current Report on Form 8-K dated March 27, 2015 and filed with the Securities and Exchange Commission on April 2, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS LP

	By:	BREITBURN GP LLC,
its general partner

Dated: April 7, 2015	By:	/s/ Gregory C. Brown
Gregory C. Brown
Executive Vice President, General Counsel, and Chief Administrative Officer er

exhibit index

Exhibit No.	Document

3.1	Form of Third Amended and Restated Agreement of Limited Partnership of the Partnership, which is attached as Exhibit D to the Series B Preferred Unit Purchase Agreement, dated as of March 27, 2015, among Breitburn Energy Partners LP, EIG Redwood Equity Aggregator, LP, and ACMO BBEP Corp., (incorporated by reference to Exhibit 10.1 to the Partnership’s Current Report on Form 8-K dated March 27, 2015 and filed with the Securities and Exchange Commission on April 2, 2015).